Entity# : 279757 Date Filed : 01/30/2020 Effective Date : 02/03/2020 Pennsylvania Department of State PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS ? Return document by mail to: 807634 Articles of Amendment Domestic Corporation Esquire Assist, Ltd. DSCB:15-1915/5915 (rev. 7/2015) Counter Pick-Up TC0200130MC0482 Return document by email to: Read all instructions prior to completing. This form may be si Fee: $70 Check one: Business Corporation (§ 1915) Nonprofit Corporation (§ 5915) In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that: 1. The name of the corporation is: Aqua America, Inc. 2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete only (a) or (b), not both) (a) Number and Street City State Zip County 762 Lancaster Ave, Bryn Mawr, PA 19087-0, Montgomery (b) Name of Commercial Registered Office Provider County c/o: 3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1933 4. The date of its incorporation: 11/14/1968 (MM/DD/YYYY) 5. Check, and if appropriate complete, one of the following: The amendment shall be effective upon filing these Articles of Amendment in the Department of State. The amendment shall be effective on: 02/03/2020 at 12:01 a.m. Date (MM/DD/YYYY) Hour (if any) 2020 JAN 30

DSCB: 15-1915/5915-2 6. Check one of the following: The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a). The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b). 7. Check, and if appropriate complete, one of the following: The amendment adopted by the corporation, set forth in full, is as follows The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof. 8. Check if the amendment restates the Articles: The restated Articles of Incorporation supersede the original articles and all amendments thereto. IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of January , 2020 Aqua America, Inc. Name of Corporation Signature Christopher H. Franklin, Chairman, President and CEO Title

EXHIBIT A to Articles of Amendment of Aqua America, Inc. Article I of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read as follows: "ARTICLE I NAME The name of the Corporation is Essential Utilities, Inc."